EXHIBIT 99.2

AMENDMENT TO
RESTRICTED STOCK UNITS AGREEMENTS
(June 6, 2014 and June 5, 2015)

This Amendment to Restricted Stock Units Agreement (the "Amendment") is made and entered into on the 2nd day of June, 2016 by and between Casey's General Stores, Inc. (the "Company") and Sam J. Billmeyer (the "Participant"), pursuant to the Casey's General Stores, Inc. 2009 Stock Incentive Plan (the "Plan").

WHEREAS, the Company and the Participant are parties to Restricted Stock Units Agreements made and entered into on June 6, 2014 and June 5, 2015 (together, the "Original Agreements"), pursuant to which, in each case, the Participant was awarded 3,250 restricted stock units under the Plan, subject to Participant's continued employment through June 6, 2017 and June 5, 2018, respectively;

WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized an amendment of the vesting provision applicable to the foregoing awards, as described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    Amendment of Section 4. Section 4 of the Original Agreements, entitled "Vesting of Units", is hereby amended to delete the existing text of said Section 4 and to substitute therefore the following:

Agreement dated June 6, 2014:

4.    Vesting of Units. The Units will vest and become "Vested Units" as of June 6, 2017 provided that the Participant remains in compliance with the terms of this Agreement.

Despite any other provisions of this Agreement, in the event of the Participant's death or permanent disability, the Units that otherwise would not be vested as of the date thereof shall vest and become Vested Units as of that date.

Following the Participant's retirement from employment with the Company and until the Vesting Date, the Participant shall (i) not knowingly use for his own benefit nor knowingly divulge any confidential information and trade secrets of the Company or its subsidiaries which are not otherwise in the public domain, nor intentionally disclose them to anyone outside of the Company and (ii) not accept employment or an engagement as a consultant with a competitor of the Company without the prior written consent of the Company. For this purpose, a "competitor" means any person or entity engaged in the business of operating, in two or more states, retail convenience stores; supermarkets or grocery stores; gasoline stations, travel plazas or other vehicle fuel outlets; "quick serve" restaurants or other prepared or "fast food" outlets; drug stores; or other discount stores, club stores or general merchandise stores. In the event of any breach of this covenant by the Participant, this Agreement may be terminated by the Company in writing, and the Participant's right to the Units shall be forfeited.

Agreement dated June 5, 2015:

4.    Vesting of Units. The Units will vest and become "Vested Units" as of June 5, 2018 provided that the Participant remains in compliance with the terms of this Agreement.

Despite any other provisions of this Agreement, in the event of the Participant's death or permanent disability, the Units that otherwise would not be vested as of the date thereof shall vest and become Vested Units as of that date.

Following the Participant's retirement from employment with the Company and until the Vesting Date, the Participant shall (i) not knowingly use for his own benefit nor knowingly divulge any confidential information and trade secrets of the Company or its subsidiaries which are not otherwise in the public domain, nor intentionally disclose them to anyone outside of the Company and (ii) not accept employment or an engagement as a consultant with a competitor of the Company without the prior written consent of the Company. For this purpose, a "competitor" means any person or entity engaged in the business of operating, in two or more states, retail convenience stores; supermarkets or grocery stores; gasoline stations, travel plazas or other vehicle fuel outlets; "quick serve" restaurants or other prepared or "fast food" outlets; drug stores; or other discount stores, club stores or general merchandise stores. In the event of any breach of this covenant by the Participant, this Agreement may be terminated by the Company in writing, and the Participant's right to the Units shall be forfeited.

Section 2.    Ratification. All other provisions of the Original Agreements are hereby ratified, confirmed and accepted, and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CASEY'S GENERAL STORES, INC.

By:    /s/ Terry W. Handley
Terry W. Handley, President & CEO
ATTEST:

By:    /s/ Brian J. Johnson
Brian J. Johnson, Vice President – Finance
and Corporate Secretary

By:    /s/ Sam J. Billmeyer
Sam J.Billmeyer